Dentsply Sirona Reports Second Quarter 2024 Results and Announces Second Phase of Transformation
•Net sales of $984 million decreased (4.2%), organic sales decreased (2.3%)
•GAAP gross margin of 51.9%, GAAP net loss of ($4) million or loss per share of ($0.02)
•Adjusted EBITDA margin of 17.5%, adjusted EPS of $0.49
•Revised FY24 outlook: organic sales down (1%) to flat (previously flat to up 1.5%); adjusted EPS of $1.96 to $2.02 (previously $2.00 to $2.10)
•Company repurchased $150 million of its common stock in Q2 2024; expects to repurchase $100 million of its common stock in Q3 2024
•Second phase of transformation includes an expected reduction in annualized operating expenses of $80 to $100 million over approximately 12 to 18 months

Charlotte, N.C., July 31, 2024 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the second quarter of 2024.

Second quarter net sales of $984 million decreased (4.2%) (organic sales decreased (2.3%)) compared to the second quarter of 2023. Net loss was ($4) million, or ($0.02) per share, compared to net income of $86 million, or $0.40 per share in the second quarter of 2023. Adjusted earnings per diluted share were $0.49, compared to $0.51 in the second quarter of 2023. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, adjusted free cash flow conversion, and segment adjusted operating income) to GAAP measures is provided below.

“Our second quarter results were unfavorably impacted by lower demand in our Connected Technology Solutions segment due to continued macroeconomic and competitive pressures. Despite this, we were pleased to deliver growth in three of our four segments. We are revising our full year outlook to reflect lower expected sales and adjusted EPS,” said Simon Campion, President and Chief Executive Officer. “The second phase of our transformation allows us to both fund reinvestment in our business to better position us to drive profitable growth and contribute to our 2026 adjusted EPS target. As part of this second phase, Andreas Frank, Executive Vice President and Chief Business Officer, will be leaving Dentsply Sirona in October. Andreas has been an important member of our leadership team and we thank him for his many valued contributions to our Company and transformation. We wish him and his family much success in their next phase.”

Q2 24 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q2 24	Q2 23	YoY

Net Sales	$984	$1,028	(4.2%)
Gross Profit	$511	$550	(7.1%)
Gross Margin	51.9%	53.5%
Net (Loss) Income Attributable to Dentsply Sirona	($4)	$86	NM
Diluted (Loss) Earnings Per Share	($0.02)	$0.40	NM
NM - not meaningful
Percentages are based on actual values and may not reconcile due to rounding.

Q2 24 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q2 24	Q2 23	YoY

Net Sales	$984	$1,028	(4.2%)
Organic Sales Growth %			(2.3%)
Adjusted EBITDA	$173	$185	(5.9%)
Adjusted EBITDA Margin	17.5%	17.8%
Adjusted EPS	$0.49	$0.51	(4.0%)
[1] Organic sales growth, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not reconcile due to rounding.

Q2 24 Segment Results

	Net Sales Growth %	Organic Sales Growth %

Connected Technology Solutions	(18.2%)	(16.2%)
Essential Dental Solutions	(0.4%)	1.5%
Orthodontic and Implant Solutions	2.6%	4.6%
Wellspect Healthcare	9.7%	11.7%
Total	(4.2%)	(2.3%)

Q2 24 Geographic Results

	Net Sales Growth %	Organic Sales Growth %

United States	(0.7%)	(0.6%)
Europe	(4.0%)	(2.6%)
Rest of World	(9.4%)	(4.3%)
Total	(4.2%)	(2.3%)

Cash Flow and Liquidity

Operating cash flow in the second quarter of 2024 was $208 million, compared to $104 million in the prior year, primarily as a result of the favorable timing of cash collections and receipt of a foreign tax refund. In the second quarter of 2024, the Company paid $33 million in dividends and executed share repurchases of $150 million, resulting in a total of $212 million returned to shareholders through dividends and share repurchases in the first six months of 2024. The Company had $279 million of cash and cash equivalents as of June 30, 2024.

2024 Outlook

Based on the Company's results during the first half of 2024 and its latest view of the macroeconomic environment, foreign exchange, and market dynamics, the Company is revising its 2024 outlook. The revised outlook includes expected net sales in the range of $3.86 billion to $3.90 billion, down (1%) to flat on an organic basis. Adjusted EPS is expected to be in the range of $1.96 to $2.02, up 7% to 10% year-over-year.

Other 2024 outlook assumptions are included in the second quarter 2024 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information, which may include, but is not limited to, restructuring charges, transformation related costs, impairment charges, certain tax adjustments, and other significant items, is not available without unreasonable effort and cannot be reasonably estimated. The exact amounts of these charges or credits are not currently determinable but may be significant.

Restructuring Plan

On July 29, 2024, the Company’s Board of Directors approved a restructuring plan that initiates the second phase of the Company's transformation efforts. In connection with this plan, the Company expects to incur $40 million to $50 million in non-recurring charges, which will be expensed and paid in cash in 2024 and 2025. The plan is anticipated to result in $80 million to $100 million in annualized cost savings over the next 12 to 18 months.

Quarterly Cash Dividend

On July 29, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.16 per share of common stock, an indicated annual rate of $0.64 per share. The dividend is payable on October 11, 2024, to holders of record as of September 27, 2024.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on July 31, 2024, at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BIe9e2b2889a35416ba5fb19bf5137a867. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world-class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-591-8631
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this Press Release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control, including those described in Part I, Item 1A, “Risk Factors” of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "2023 Form 10-K"), and other factors which may be described in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this Press Release or to reflect the occurrence of unanticipated events. Investors should understand it is not possible to predict or identify all such factors or risks. As such, you should not consider the risks identified in the Company’s SEC filings to be a complete discussion of all potential risks or uncertainties associated with an investment in the Company.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$984	$1,028	$1,937	$2,006
Cost of products sold	473	478	920	937

Gross profit	511	550	1,017	1,069

Selling, general, and administrative expenses	399	416	814	832
Research and development expenses	41	49	83	95
Intangible asset impairments	—	—	6	—
Restructuring and other costs	21	5	22	64

Operating income	50	80	92	78

Other income and expenses:
Interest expense, net	17	22	35	42
Other (income) expense, net	(1)	12	(8)	18

Income before income taxes	34	46	65	18
Provision (benefit) for income taxes	38	(39)	52	(44)

Net (loss) income	(4)	85	13	62

Less: Net loss attributable to noncontrolling interest	—	(1)	(1)	(5)

Net (loss) income attributable to Dentsply Sirona	$(4)	$86	$14	$67

(Loss) earnings per common share attributable to Dentsply Sirona:
Basic	$(0.02)	$0.41	$0.07	$0.31
Diluted	$(0.02)	$0.40	$0.07	$0.31

Weighted average common shares outstanding:
Basic	205.6	211.9	206.5	213.2
Diluted	205.6	213.1	207.3	214.4

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2024	December 31, 2023

Assets
Current Assets:
Cash and cash equivalents	$279	$334
Accounts and notes receivable-trade, net	591	695
Inventories, net	608	624
Prepaid expenses and other current assets	280	320
Total Current Assets	1,758	1,973

Property, plant, and equipment, net	789	800
Operating lease right-of-use assets, net	162	178
Identifiable intangible assets, net	1,559	1,705
Goodwill	2,389	2,438
Other noncurrent assets	240	276
Total Assets	$6,897	$7,370

Liabilities and Equity
Current Liabilities:
Accounts payable	$287	$305
Accrued liabilities	650	749
Income taxes payable	24	49
Notes payable and current portion of long-term debt	362	322
Total Current Liabilities	1,323	1,425

Long-term debt	1,737	1,796
Operating lease liabilities	113	125
Deferred income taxes	194	228
Other noncurrent liabilities	466	502
Total Liabilities	3,833	4,076

Total Equity	3,064	3,294

Total Liabilities and Equity	$6,897	$7,370

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2024	2023

Cash flows from operating activities:
Net income	$13	$62

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	64	64
Amortization of intangible assets	108	106
Indefinite-lived intangible asset impairment	6	—
Deferred income taxes	(11)	(83)
Stock based compensation expense	23	31
Other non-cash expense	38	36
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	86	(38)
Inventories, net	(7)	(32)
Prepaid expenses and other current assets	29	(40)
Other noncurrent assets	(6)	(1)
Accounts payable	(11)	(15)
Accrued liabilities	(78)	(2)
Income taxes	(9)	(34)
Other noncurrent liabilities	(12)	29
Net cash provided by operating activities	233	83

Cash flows from investing activities:
Capital expenditures	(86)	(72)
Cash received on derivative contracts	1	4
Cash paid on derivative contracts	(9)	—
Other investing activities	1	1
Net cash used in investing activities	(93)	(67)

Cash flows from financing activities:
Cash paid for treasury stock	(150)	(150)
Proceeds on short-term borrowings	43	143
Cash dividends paid	(62)	(57)
Repayments on long-term borrowings	(6)	(1)
Other financing activities, net	(10)	(5)
Net cash used in financing activities	(185)	(70)
Effect of exchange rate changes on cash and cash equivalents	(10)	(16)
Net decrease in cash and cash equivalents	(55)	(70)
Cash and cash equivalents at beginning of period	334	365
Cash and cash equivalents at end of period	$279	$295

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”), the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide a measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income and Margin

Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include gains and losses on the sale of property, charges related to legal settlements, executive separation costs, write-offs of inventory as a result of product rationalization, and changes in accounting principles recorded within the period. This category also includes costs related to investigations, related ongoing legal matters and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Goodwill and intangible asset impairments. These adjustments include charges related to goodwill and intangible asset impairments.

(4) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(5) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating income margin is calculated by dividing adjusted operating income by net sales.

Adjusted Gross Profit

Adjusted gross profit is computed by excluding from gross profit the impact of any of the above adjustments on either sales or cost of sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above, as well as the related income tax impacts of those items. Additionally, net income is adjusted for other tax-related adjustments such as: discrete adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the windfall or shortfall relating to exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) per diluted share (adjusted EPS) is computed by dividing adjusted earnings (loss) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow and Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income (loss). Management believes this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income (loss) as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended June 30, 2024				Q2 2024 Change				Three Months Ended June 30, 2023
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$360	$387	$237	$984	(0.7%)	(4.0%)	(9.4%)	(4.2%)	$362	$403	$263	$1,028
Foreign exchange impact					(0.1%)	(1.4%)	(5.1%)	(1.9%)
Organic sales					(0.6%)	(2.6%)	(4.3%)	(2.3%)
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended June 30, 2024					Q2 2024 Change					Three Months Ended June 30, 2023
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$253	$375	$276	$80	$984	(18.2%)	(0.4%)	2.6%	9.7%	(4.2%)	$309	$377	$270	$72	$1,028
Foreign exchange impact						(2.0%)	(1.9%)	(2.0%)	(2.0%)	(1.9%)
Organic sales						(16.2%)	1.5%	4.6%	11.7%	(2.3%)
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

The Company’s segment adjusted operating income for the three and six months ended June 30, 2024 and 2023 was as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023

Connected Technology Solutions	$3	$26	$5	$32
Essential Dental Solutions	125	125	240	250
Orthodontic and Implant Solutions	42	49	84	98
Wellspect Healthcare	24	21	47	39
Segment adjusted operating income	194	221	376	419

Reconciling items expense (income):
All other (a)	69	83	148	171
Intangible asset impairments	—	—	6	—
Restructuring and other costs	21	5	22	64
Interest expense, net	17	22	35	42
Other (income) expense, net	(1)	12	(8)	18
Amortization of intangible assets	54	53	108	106
Income before income taxes	$34	$46	$65	$18
(a) Includes unassigned corporate headquarters costs.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended June 30, 2024, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating Income	Net (Loss) Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$511	$50	$(4)	$(0.02)
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	30	54	40	0.19
Restructuring Related Charges and Other Costs	3	35	28	0.14
Fair Value and Credit Risk Adjustments	—	—	1	—
Income Tax Related Adjustments	—	—	36	0.18
Adjusted Non-GAAP	$544	$139	$101	$0.49
GAAP Margin		5.1%
Adjusted Non-GAAP Margin		14.2%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				205.6
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				206.1
(a) The total tax expense associated with the Non-GAAP adjustments above was $15 million.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended June 30, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

(in millions, except percentages and per share data)	Gross Profit	Operating Income	Net Income Attributable to Dentsply Sirona (a)	Diluted EPS
GAAP	$550	$80	$86	$0.40
Non-GAAP Adjustments:
Amortization of Purchased Intangible Assets	30	53	39	0.18
Restructuring Related Charges and Other Costs	3	20	3	0.02
Business Combination Related Costs and Fair Value Adjustments	1	7	10	0.04
Income Tax Related Adjustments	—	—	(29)	(0.13)
Adjusted Non-GAAP	$584	$160	$109	$0.51
GAAP Margin		7.8%
Adjusted Non-GAAP Margin		15.6%

Weighted average common shares outstanding used in calculating diluted GAAP net loss per common share				213.1
Weighted average common shares outstanding used in calculating diluted Non-GAAP net income per common share				213.1
(a) The total tax expense associated with the Non-GAAP adjustments above was $60 million.
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net (loss) income attributable to Dentsply Sirona to adjusted EBITDA and margin for the three months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended June 30,
(in millions, except percentages)	2024	2023

Net (loss) income attributable to Dentsply Sirona	$(4)	$86
Interest expense, net	17	22
Income tax expense (benefit)	38	(39)
Depreciation(1)	32	33
Amortization of purchased intangible assets	54	53
Restructuring related charges and other costs	35	20
Business combination related costs and fair value adjustments	—	10
Fair value and credit risk adjustments	1	—
Adjusted EBITDA(2)	$173	$185

Net sales	$984	$1,028
Adjusted EBITDA margin	17.5%	17.8%
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments.
(2) Adjusted EBITDA for 2023 has been updated to reflect the reclassification of $1 million in certain gains from hedging instruments from Interest expense to Other expense (income) in order to conform with current year presentation.
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of adjusted free cash flow conversion for the three months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended June 30,
(in millions, except percentages)	2024	2023

Net cash provided by operating activities	$208	$104
Capital expenditures	(52)	(33)
Adjusted free cash flow	$156	$71

Adjusted net income	$101	$109
Adjusted free cash flow conversion	155%	65%
Percentages are based on actual values and may not reconcile due to rounding.